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                                                                    Exhibit 10.3


                            STOCK TRANSFER AGREEMENT


                                 BY AND BETWEEN

                          INFOGRAMES ENTERTAINMENT S.A.

                                   ATARI, INC.

                                       AND

                             ATARI INTERACTIVE, INC.

                                 August 22, 2005
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                             AGREEMENT TO TRANSFER
                            SHARES OF HUMONGOUS, INC.

BY AND BETWEEN:

ATARI, INC, a corporation organized under the laws of Delaware, United States, having its principal office at 417 Fifth Avenue, 10016, New York, NY, United States (hereinafter referred to as "ATARI"),

                                                         PARTY OF THE FIRST PART

ATARI INTERACTIVE, INC, a corporation organized under the laws of Delaware, United States, having its principal office at 417 Fifth Avenue, 10016, New York, NY, United States (hereinafter referred to as "INTERACTIVE" and jointly with Atari, as the "TRANSFERORS"),

                                                        PARTY OF THE SECOND PART

INFOGRAMES ENTERTAINMENT S.A., a French corporation (societe anonyme) with stated capital of (euro) 111,895,449, having its principal office at 1 Place Verrazzano 69 252 Lyon Cedex 09, registered in the Lyon Trade and Companies Register under number 341 699 106 and represented by Mr. Bruno Bonnell, in his capacity as Chairman and Chief Executive Officer,

(hereinafter referred to as "IESA")

                                                         PARTY OF THE THIRD PART

(and referred to jointly as the "PARTIES")

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RECITALS

BACKGROUND AND PROCEDURE OF THE PROPOSED TRANSFER

IESA is the parent corporation of the Atari Infogrames group of entertainment software and interactive games companies. IESA owns more than 50% of Atari's shares and voting rights and all of Interactive's shares and voting rights. IESA also owns all of the shares of Atari Europe and of its distribution subsidiaries in the Asia-Pacific region.

Interactive is a wholly-owned subsidiary of IESA and publishes the interactive game software largely produced by proprietary franchises and under license from Hasbro.

Atari is listed on the NASDAQ exchange in the United States. It develops, publishes and distributes interactive game software. Atari publishes and sells games in the action/adventure, role-playing, sport, family/children and other segments.

Humongous, Inc, the company to which this agreement pertains (hereinafter referred to as "HUMONGOUS"), is a United States corporation organized under the laws of Delaware, having its principal office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19081, United States. Information about Humongous is included in SCHEDULE 1 hereto.

Humongous has purchased certain intellectual property rights relating to characters or environments aimed at the children's and family segment, such as "Putt Putt", "Pajama Sam" and the "Backyard" franchise, a top seller in the United States, under a purchase agreement, an original copy of which is attached hereto as SCHEDULE 2 (the "PURCHASE AGREEMENT").

As of the date hereof, Atari and Interactive own all of the Humongous shares outstanding (the "SHARES" or the "TRANSFERRED SHARES"), to which an equivalent number of voting rights are attached. The respective number of Humongous shares held by each Transferor is shown in Schedule 3 hereto.

As part of the rationalization of its publishing portfolio, Atari wishes to transfer the business of Humongous and has commenced the process of selling that division. For its part, IESA wishes to increase its investment in that sector and purchase Transferors' interests, thereby closing out Interactive's position.

Accordingly, the parties have met to examine how control of Humongous could be transferred to IESA, and have entered into this stock transfer agreement (the "STOCK TRANSFER AGREEMENT") pursuant to which Transferors agree, among other matters, to

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transfer their entire ownership interest in Humongous to IESA, in consideration for new shares of IESA (the "NEW SHARES"), on the terms and conditions below.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1 - TRANSFERS

1.1   Transfers

On the Closing Date, each of the Transferors shall transfer the number of Transferred Shares appearing next to its name in SCHEDULE 3 hereto to IESA, which accepts them, amounting to all of the common stock outstanding of Humongous.

The Parties agree that the Transfers contemplated herein constitute a single transaction. Accordingly, unless otherwise decided by IESA, each of the Parties' obligations to complete the Transfer shall be contingent on the simultaneous Transfer by each Transferor of all of its Transferred Shares.

1.2   Closing

The closing of the transactions provided for in this agreement (the "CLOSING") shall take place at the principal office of IESA at 1 Place Verrazzano, 69252 Lyon Cedex 09, on August 22, 2005 (the "CLOSING DATE").

2 - VALUATION OF SHARES TRANSFERRED

Pursuant to a decision by IESA's board of directors on July 26, 2005 to approve the transaction in principle, IESA's management made a valuation of Humongous based on several criteria, including comparisons with recent similar transactions and purchase offers from third parties.

This process put a value on all of the Transferred Shares of USD 10,976,638, or
(euro) 9,032,782.97, based on a euro/dollar exchange rate of 1.2152 agreed to by the parties (the exchange rate in effect on August 19, 2005), or (euro) 94,091.4893 per Transferred Share.

Accordingly, IESA and Transferors have agreed to value the ninety-six (96) Transferred Shares at (euro) 9,032,782.97.

CCI Conseils, represented by Mr. Francois de Bustamante (the "TRANSFER APPRAISER") was appointed Transfer Appraiser (Commissaire aux Apports) by the Chief Judge of the Lyon Commercial Court on August 9, 2005, as required by Article L. 225-147(6) of the French Commercial Code (Code de Commerce) for the purpose of issuing a report on the transactions referred to herein. His report will be made available to IESA's Board of Directors and shareholders, as required by law.

3 - CONSIDERATION FOR THE TRANSFER

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Pursuant to the foregoing, Transferors shall receive consideration for their
Shares in the form of fully paid-up New Shares, on the following terms:

3.1   Exchange Ratio

For the purpose of calculating the consideration for Shares with a transfer value (euro) 9,032,782.97, the parties agree to use a ratio based on the average closing price of IESA shares on the Euronext Paris Eurolist over the three trading sessions immediately preceding the Closing Date, or (euro) 1.45. Accordingly, the exchange ratio is set at 64,891 (rounded off) New Shares for one (1) Transferred Share. A total of 6,229,505 New Shares shall thus be issued, of which:

For Atari, Inc.                     5,840,161 New Shares
For Atari Interactive, Inc.           389,344 New Shares.

3.2   Capital increase

The New Shares will be issued on the Closing Date by IESA's board of directors, under the authority to increase capital with a waiver of pre-emptive rights granted to it by resolution 11 of the IESA annual shareholders' meeting of January 19, 2005 authorizing IESA capital stock to be increased by up to 10% to pay for the acquisition by the company of shares or other equity securities, where the provisions of Article L.225-148 of the Commercial Code do not apply.

Capital stock will accordingly be increased by (euro) 3,798,727.96.

The New Shares will be issued and allocated to Transferors pro rata the Transferred Shares, as indicated in clause 3.1 above and in Schedule 3.

On the Closing Date, the New Shares issued to Transferors will be recorded as registered shares by Euro Emetteur Finance, IESA's transfer agent.

3.3   Value of New Shares in excess of par

The New Shares issued as consideration for the Transfers shall generate premiums in excess of par of (euro) 5,234,055.01, to which all costs, duties, taxes and fees incurred by this Transfer will be charged.

Paid-in capital resulting from this excess value will be recognized in a special account on the liabilities and shareholders' equity side of IESA's balance sheet, to which new and existing shareholders shall have a claim, and which may be freely used by the board of directors.

3.4   Rights attached to New Shares

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The New Shares will earn dividends from the first day of the fiscal year in which they are issued by IESA and will be entitled to any dividends distributed during the current fiscal year.

Subject to their effective date, the New Shares will be fully fungible with existing shares and have the same rights subject to any provisions relating to the right to vote attached to treasury stock, and shall be subject to all provisions contained in IESA's articles of incorporation and bylaws and any resolutions of shareholders' meetings.

They may be freely traded from the start of their listing on the Euronext Paris Eurolist and, subject to that condition, will be listed on the same line as IESA's existing shares.

4 - TITLE - RIGHT TO DIVIDENDS

IESA shall take full and valid ownership of the Transferred Shares on the Closing Date. The Transferred Shares shall entitle IESA to any dividend declared on or after the Closing Date.

5 - LEGAL STATUS

The Transfers shall be effected in accordance with the ordinary law relating to contributions in kind, as set out in Article L. 225-147(6) of the French Commercial Code and its implementing regulations.

6 - TAXATION

The Transfers shall be subject to registration duty on simple contributions in kind under Article 810 of the French General Tax Code (Code General des Impots). The Transfers shall be subject to a fixed duty, payable by IESA.

7 - NO CONDITIONS ON CONTRIBUTIONS

The duties and obligations set out in this Stock Transfer Agreement shall be final and irrevocable upon the execution thereof, as IESA's board of directors irrevocably recorded the capital increase.

8 - REPRESENTATIONS AND WARRANTIES

8.1 - Transferors' Representations and Warranties

Transferors, acting severally but not jointly and severally, hereby make the following representations and warranties to IESA:

(a) Organization and business: Each Transferor is duly organized, validly existing and operating under the laws of the country in which it is incorporated, and has

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      full capacity and power to own, lease and operate its property and assets and to conduct its business in the manner in which it is currently conducted.

(b) Authority - Binding nature of the agreement: Each Transferor has full capacity and power to enter into this Stock Transfer Agreement and the agreements contemplated herein. Each Transferor has duly and validly authorized the execution of this Stock Transfer Agreement and the Purchase Agreement and there are no further measures required of either Transferor to enter into and execute said agreements. The Stock Transfer Agreement and the Purchase Agreement have been duly and validly executed by each of them and, provided that the undertakings made by each of the other Parties hereto are valid, said agreements shall be binding on such Transferor in accordance with their terms and conditions and shall be enforceable, subject to any laws relating to bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors. Notification is not required in the United States under the terms of the Hart-Scott-Rodino Act.

(c) Ownership of Humongous Shares: On the Closing Date, each Transferor shall be the beneficial owner of the Humongous Shares appearing next to its name in Schedule 3. Each Transferor shall only own (or be the beneficial owner of - within the meaning of Rule 13d-3 promulgated under the US Securities Exchange Act of 1934) those Humongous Shares appearing next to its name in
      Schedule 3, and shall not hold any rights of any kind whatsoever to purchase a number of Humongous Shares other than the number appearing in
      Schedule 3. On the Closing Date, the Humongous Shares held by each Transferor shall be free of any liens, claims, pledges, options, pre-emptive rights, agreements, limitations on voting rights, security interests or other encumbrances of any kind whatsoever. Full title to the Humongous Shares shall be transferred to IESA and the Shares shall be free of any security interest or lien and shall be freely transferable.

(d) No prior agreements: Transferors have not signed any letter of intent nor entered into any agreement relating to the purchase by any third party other than IESA of the assets referred to in the Purchase Agreement.

(e) No disputes: The signing and execution of the Stock Transfer Agreement and the Purchase Agreement by each Transferor does not constitute a breach of, is not prohibited by and shall not give rise to any termination, cancellation or acceleration under the terms of any provision whatsoever of (i) a judgment, decree or order or any undertaking, contract, agreement or any other material instrument to which said Transferor is a party or that is binding on that party or (ii) any laws or regulations applicable to that Transferor, to the best of Transferor's knowledge, based on reasonable investigation, it being specified that Humongous' assets are subject to a lien granted in the ordinary course of business to HSBC Business Credit USA, Inc. ("HSBC"). Atari, Inc has agreed to secure the release of that lien as soon as possible after the Closing Date, the terms and conditions of the release being set forth in the HSBC agreement and known to the parties.

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(f)   No registration of New Securities: Each Transferor acknowledges that the
      New Securities shall not be subject to the "registration" procedure under the US Securities Act of 1933 and that the transactions provided for in this agreement are subject to an exemption from the requirements set out in Article 5 of said Act. Each Transferor severally, but not jointly and severally represents and warrants that it satisfies at least one of the eligibility criteria allowing it to purchase the New Shares under the US Securities Act. Each Transferor acknowledges that IESA is relying on the representations of Transferors under this agreement in order to take advantage of said exemption.

(g) Experience: Each Transferor has the capacity to enter into this Stock Transfer Agreement and assume the economic risks of its investment and has received or had access to all information it considers necessary to form a thorough opinion of IESA. Each Transferor has had an opportunity during the course of this transaction and prior to signing this agreement, to submit questions to and receive answers from IESA, its management and agents, relating to IESA's financial circumstances and all questions asked have been answered.

8.2   Other questions relating to Transferors

(a) The representations made under Clause 8.1 have been made for the purposes of the Securities Act and shall in no way affect the rights of any Transferor in relation to this Stock Transfer Agreement, including, in particular, its ability to rely on the representations and warranties provided by Infogrames Entertainment in this Stock Transfer Agreement.

(b) Each Transferor represents that it shall under no circumstances sell or transfer the New Shares other than in accordance with applicable law, and undertakes to provide IESA with a declaration in the form attached hereto as Schedule 4.

(c) Each Transferor agrees to use its best efforts to draw up or have drawn up all necessary documents for the purposes of performing the transactions provided for in this Stock Transfer Agreement. Neither Transferor shall take any steps nor enter into any agreement which conflicts with the rights granted to IESA by this agreement, or which may be detrimental to the performance of the transactions provided for herein.

8.3   IESA Representations and Warranties

IESA hereby makes the following representations and warranties to each
Transferor:

(a) Organization and business: IESA is a duly organized corporation, validly existing and operating under the laws of the country in which it is incorporated, and has full capacity and power to own, lease and operate its property and assets and to conduct its business in the manner in which it is currently conducted. IESA has all

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      necessary authorizations to do business in each jurisdiction in which the nature of the assets owned, leased or managed by it, or the nature of its business requires such authorizations, except where the lack of such authorization would have no material adverse effect on IESA.

(b) Authority - Binding nature of the agreement: IESA has full capacity and power to enter into this Stock Transfer Agreement and the agreements contemplated herein. The execution of this Stock Transfer Agreement and consummation of the transactions contemplated herein have been duly and validly authorized and all necessary steps have been taken for the purposes thereof. The French language version of this Stock Transfer Agreement has been validly signed by IESA and, on the assumption that Transferors are validly authorized to execute it, this Stock Transfer Agreement shall be binding on IESA and shall be enforceable against it in accordance with its terms, subject to any laws relating to bankruptcy, insolvency or any other laws affecting the rights of creditors.

(c) Government approvals: Execution of this Stock Transfer Agreement by IESA and performance of the transactions provided for herein do not require the consent of any governmental authority.

(d) No breach: The performance of the transactions provided for herein shall not breach any provision of IESA's articles of incorporation and bylaws (statuts).

(e) New Shares: The New Shares have been validly authorized and upon being issued and paid up pursuant to the provisions of this Stock Transfer Agreement, shall be validly issued, fully paid up and free of any liens or restrictions other than restrictions on their transfer imposed by the Securities Act or the securities laws of any government, including "blue sky" laws.

(f) Listing of the New Shares: IESA undertakes to apply on the date hereof for the listing of the New Shares on the Euronext Paris Eurolist, with the understanding that the Financial Markets Authority (Autorite des Marches Financiers) may oppose the listing of new shares.

(g) Bank fees: IESA represents that it has not engaged the services of an investment bank or a financial intermediary to perform the transactions contemplated in this agreement and does not owe any fee to any such institution in this regard.

9 - EXPENSES

All expenses and duties payable under this Stock Transfer Agreement and those arising from its performance shall be paid by IESA, provided, however, that each party shall be liable for the costs of its own advisers.

10 - GOVERNING LAW - CHOICE OF FORUM

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The rights and obligations of the parties under this Stock Transfer Agreement shall be governed by the laws and regulations of France, including the provisions of Article L.222-147 of the Commercial Code as they apply to transfer procedures.

Transferors expressly waive any claims of immunity from jurisdiction and agree that any dispute relating to rights and obligations arising in connection with this Stock Transfer Agreement shall be subject to the exclusive jurisdiction of the courts in the judicial district of the Lyon Court of Appeals (Cour d'Appel de Lyon).

11 - ADDRESS FOR SERVICE

For the performance of this Stock Transfer Agreement, the parties' respective addresses for service shall be:

      -     for the Transferors: their respective addresses indicated above;

      -     for IESA: its principal office as indicated above.

12 - AMENDMENT

This Stock Transfer Agreement may only be amended by a writing signed by IESA and the Transferors.

Executed in Lyon
In five (5) original copies
On August 22, 2005

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/s/ Bruno Bonnell
-----------------------
INFOGRAMES ENTERTAINMENT S.A.
representee par Monsieur Bruno Bonnell

/s/ Jeffrey B. Kempler
-----------------------
ATARI, INC.
representee par Monsieur Jeff Kempler

/s/ Frederic Chesnais
-----------------------
ATARI INTERACTIVE, INC.
representee par Monsieur Frederic Chesnais